                                                                    EXHIBIT 99.1

[LEVITT CORPORATION LOGO]                           1750 East Sunrise Boulevard
                                                    Fort Lauderdale, FL 33304
                                                    (954) 760-5222


                    LEVITT CORPORATION ACQUIRES BOWDEN HOMES
                             - EXPANDS OPERATIONS -


FORT LAUDERDALE, Florida - April 28, 2004 -- Levitt Corporation (NYSE: LEV) announced today it has expanded operations into the mid-South region of the United States through the acquisition of Bowden Building Corporation, a homebuilder headquartered in Memphis, Tennessee and doing business as Bowden Homes.

         "We are very pleased to welcome Bowden to the family of Levitt companies. Bowden's 33-year reputation of integrity is a perfect addition to share in the Levitt legacy," commented Chairman of the Board and Chief Executive Officer of Levitt Corporation, Alan B. Levan. "We have known Bowden's management team for a number of years and have great confidence in their ability to leverage our new affiliation to unlock Bowden's potential to be a larger and more profitable operation. The acquisition, which is anticipated to be accretive, furthers our strategy to extend Levitt's active adult and family residential product into markets beyond our current footprint in Florida, with minimal impact on our ongoing operations."

         Founded in 1971, Bowden has been the largest homebuilder in Memphis and its surrounding metropolitan area for six consecutive years, and serves the mid-South region of the United States focusing on distinctively featured family housing with an average selling price of approximately $150,000. Additional Bowden details include:

         o Bowden Homes delivered 420 residential homes in 2003, representing a 38% increase in annual deliveries in 2003 vs. 2002, and recorded revenue of $62.4 million in 2003.

         o  Bowden's backlog as of December 31, 2003 was 157 homes.

         o At December 31, 2003, Bowden's lot inventory extended approximately two years including 1,100 lots under option or purchase contract.

         o Bowden's home models range in size from approximately 1,700 - 3,400 square feet.

          "By joining forces with Levitt Corporation, we expect to improve our access to lower cost capital, secure and enrich our pipeline of lots while enhancing our ability to acquire larger tracts of land, and anticipate a widening margin through improved purchasing power. In addition, we believe Bowden Homes will benefit directly from Levitt's national brand awareness," stated Jeff Sweeney, President of Bowden Homes. "The Levitt vision has been an integral part of America's history and we are very proud to be part of that heritage."

         JMP Securities, LLC acted as financial advisor to the seller in this transaction. Bowden Building Corporation, d.b.a. Bowden Homes, was acquired by Levitt Corporation for approximately $7,250,000 in cash.

* FINANCIAL INFORMATION RELATING TO LEVITT CORPORATION AND BOWDEN HOMES IS ATTACHED.

                                      # # #

LEVITT CORPORATION WILL HOST AN INVESTOR AND MEDIA TELECONFERENCE CALL AND WEBCAST discussing the Bowden Homes acquisition and Levitt Corporation's earnings results for the first quarter of 2004, on Thursday, April 29, 2004 at 9:00 a.m. Eastern Time.

TELECONFERENCE CALL INFORMATION:

To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-991-2309. International calls may be placed to 706-643-1854. Domestic and international callers may reference PIN number 6777895.

A replay of the conference call will be available beginning two hours after the call's completion through 5:00 p.m., May 27, 2004. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is: 6777895.

WEBCAST INFORMATION:

Alternatively, individuals may listen to the live and/or archived Webcast of the teleconference call. To listen to the live and/or archived Webcast of the teleconference call, visit WWW.LEVITTCORPORATION.COM, access the "Investor Relations" section and click on the "Webcast" navigation link. The archive of the teleconference call will be available through 5:00 p.m., May 27, 2004.

Levitt Corporation's first quarter, 2004 earnings results press release and financial summary will be issued after market close on Wednesday, April 28, 2004, and can be viewed on Levitt Corporation's website:
WWW.LEVITTCORPORATION.COM.

         o  To view this press release online, access the "Press Room."

         o To view the financial summary, access the "Investor Relations" section and click on the "Financial Statements" navigation link.

Copies of Levitt Corporation's first quarter, 2004 earnings results press release and financial summary, and the supplemental financials will also be made available upon request via fax, email, or Postal Service mail, by contacting Levitt Corporation's Investor Relations department using the contact information listed below.

* To receive future news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on WWW.LEVITTCORPORATION.COM

LEVITT CORPORATION CONTACT INFO:
INVESTOR RELATIONS:
Leo Hinkley, Investor Relations Manager
Phone: (954) 760-5222
Fax: (954) 760-5415
Email: INVESTORRELATIONS@LEVITTCORPORATION.COM
Mailing Address: Levitt Corporation, Investor Relations,
1750 East Sunrise Blvd., Fort Lauderdale, FL 33304


CORPORATE COMMUNICATIONS:
Sharon Lyn, Corporate Communications Manager
Phone: (954) 760-5402
Fax: (954) 760-5415
Email: CORPCOMM@LEVITTCORPORATION.COM

PUBLIC RELATIONS:
Hattie Harvey, Public Relations Manager
Phone: (954) 760-5383
Fax: (954) 760-5108
Email: HHARVEY@LEVITTCORPORATION.COM

RBB PUBLIC RELATIONS:
Lisa Ross
Phone (305) 448-7457
Fax: (305) 448-5027
Email: LISA.ROSS@RBBPR.COM

ABOUT LEVITT CORPORATION:

LEVITT CORPORATION, the parent company of Levitt and Sons (TM) and Core Communities, develops single-family homes and master-planned communities.

LEVITT AND SONS (TM), America's first builder of planned suburban communities, is best known for creating New York's Levittown, Long Island and Levittown, PA. After building approximately 200,000 homes in 75 years, Levitt and Sons (TM) currently develops single and multi-family homes for active adults and families.

CORE COMMUNITIES develops master-planned communities in Florida, including its original and best known, St. Lucie West. St. Lucie West, the fastest growing community on Florida's Treasure Coast for the last 7 years, is a 4,600-acre community with over 5,000 built and occupied homes, 150 businesses employing 5,000 people and a university campus. Core Communities' newest master-planned community is "Tradition." Now under development on Florida's Treasure Coast in St. Lucie County, Tradition will feature 15,000 residences, a commercial town center and a world-class corporate park.

BOWDEN HOMES - "A LEVITT COMPANY"

Founded in 1971, Bowden Homes has been the largest home builder in Memphis and surrounding metropolitan area for six consecutive years. Bowden Homes focuses on building distinctively featured family housing in Memphis and north Mississippi areas, and is the only mid-south homebuilder that offers an exclusive design center.

BLUEGREEN CORPORATION engages in the acquisition, development, marketing and sale of drive-to-vacation resorts, golf communities and residential land. The Company's resorts are located in a variety of popular vacation destinations including the Smoky Mountains of Tennessee; Myrtle Beach and Charleston, South Carolina; Branson, Missouri; Wisconsin Dells and Gordonsville, Wisconsin; Aruba and throughout Florida. Bluegreen Corp.'s land operations are predominantly located in the Southeastern and Southwestern United States. Levitt Corporation holds an approximate 37% ownership position in Bluegreen Corporation.

FOR FURTHER INFORMATION, PLEASE VISIT OUR WEBSITES:

WWW.LEVITTCORPORATION.COM
WWW.LEVITTANDSONS.COM
WWW.CORECOMMUNITIES.COM
WWW.BLUEGREEN-CORP.COM
WWW.BOWDENHOMES.COM

                                      # # #

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of Levitt Corporation ("the Company") and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company's control. These include, but are not limited to, risks and uncertainties associated with the acquisition of Bowden Building Corporation ("Bowden"), including the risks that the future financial and operating performance of Bowden will not be as advantageous as expected, that the acquisition will not be accretive to the Company's earnings, and that the valuation of Bowden for purchase accounting treatment may result in future impairment charges. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

                               LEVITT CORPORATION

                      COMPARISON OF SELECTED FINANCIAL DATA
                      As of or for the year ended 12/31/03
          for Levitt Corporation and Bowden Building Corp. (unaudited)


(dollars in thousands, except average price data)


                                                          LEVITT            BOWDEN
                                                         --------          --------

STATEMENT OF OPERATIONS DATA:
REVENUES

      Sales of real estate                               $283,058            62,407

      Other revenues                                        2,466              --
                                                         --------          --------

      Total Revenues                                      285,524            62,407
                                                         --------          --------

COSTS AND EXPENSES

      Cost of sales of real estate                        209,431            51,476

      Selling, general & administrative expenses           41,794             8,347

      Interest, net                                           233                 1

      Other costs and expenses                              1,924               149
                                                         --------          --------

      Total Costs and Expenses                            253,382            59,973
                                                         --------          --------

                                                           32,142             2,434

      Other income                                         11,078               167
                                                         --------          --------
      Income before income taxes
                                                           43,220             2,601

      Provision for income taxes                           16,400               988
                                                         --------          --------

      Net income                                         $ 26,820             1,613
                                                         ========          ========

OTHER DATA:
      Homebuilding margin                                    22.1%             17.5%

      Construction starts                                   1,593               441

      Homes delivered                                       1,011               420

      Average selling price of homes delivered           $220,000           149,000

      Backlog of homes (units)                              2,053               157

      New sales contracts (units)                           2,240               406


